ASSIGNMENT AGREEMENT

THIS AGREEMENT made as of the 29th day of May, 2009.

BETWEEN:

PORTAL RESOURCES US INC., of
One East Liberty Street, Suite 424
Reno, NV, 89504

(hereinafter called the “Assignor”)

OF THE FIRST PART

AND:

PORTAL RESOURCES LTD., of
Suite 750 – 625 Howe Street,
Vancouver, BC V6C 2T6
Canada

(hereinafter called the “Parent”)

OF THE SECOND PART

AND:

PENGRAM CORPORATION, of
1200 Dupont Street, Suite 2J
Bellingham, WA 98225
USA

(hereinafter called the “Assignee”)

OF THE THIRD PART

WHEREAS:

A. By an agreement dated August 28, 2008, a copy of which is attached as Schedule “A” (the “Option Agreement”) between Claremont Nevada Mines LLC , Scoonover Exploration LLC and JR Exploration LLC (collectively the “Vendors”) and the Assignor, the Vendors granted the Assignor the option to acquire a 100% undivided interest in certain mineral claims situated in the Eurka County, Esmeralda County and Mineral County, Nevada known as the Golden Snow Project, the Fish Project and the CPG Project (collectively the “Properties”) as more particularly described in the Option Agreement;

B. The Assignee wishes to acquire all of the Assignor’s right, title and interest in the Option Agreement; and

C. The Assignor is a wholly-owned subsidiary of the Parent.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 paid by the Assignee to the Assignor, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ASSIGNMENT

1. The Assignor will assign to the Assignee, at Closing, all of its right, title and interest in the Option Agreement and all benefits to be derived therefrom.

CONSIDERATION

2. The consideration for the Assignor assigning to the Assignee the Assignor’s interest in the Option Agreement shall be the issuance to the Parent at Closing, of 150,000 fully paid and non-assessable common shares (the “Shares”) in the capital of the Assignee as constituted on the date hereof, free and clear of all liens, charges, adverse interests or restrictions on resale other than pursuant to applicable securities laws.

ASSUMPTION OF OBLIGATIONS

3. Upon Closing, the Assignee agrees to be bound by the provisions of the Option Agreement and to assume the obligations thereunder as if it had originally executed the same.

ASSIGNOR’S REPRESENTATIONS AND WARRANTIES

4. The Assignor represents and warrants to and covenants with the Assignee that:

(a)	the Assignor has full corporate power and capacity to enter into this Agreement and this Agreement has been validly authorized, executed and delivered by the Assignor;

(b)

the entering into and the performance of this Agreement and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the constating documents of the Assignor, any shareholders’ or directors’ resolutions, or of any indenture, other agreement, written or oral, to which the Assignor may be bound or to which it may be subject, or any judgment, decree, order, rule or regulation of any court or administrative body by which the Assignor is bound, or any statute or regulation applicable to the Assignor;

(c)	the Assignor is the lawful owner of, has good legal and beneficial title to, and has the right to assign its interest in the Option Agreement;

(d)	the Option Agreement is a valid and subsisting agreement;

(e)	there have been no defaults or acts by the Assignor under the Option Agreement which have or would permit the Vendors to terminate the Option Agreement;

(f)	to the best of the knowledge of the Assignor after due inquiry, the Properties are free and clear of all liens, charges, and encumbrances;

(g)

to the best of the knowledge of the Assignor after due inquiry, the Vendors are, and on the exercise of the option in the Option Agreement, will be the beneficial owner of and have the right to dispose of and to give good marketable title to the Assignee, in and to the Properties, free and clear of all liens, charges and encumbrances;

(h)

there is no litigation, proceeding or investigation pending or threatened against the Assignor or, to the best of the knowledge of the Assignor after due inquiry, the Vendors, the Option Agreement or the Properties, nor does the Assignor know, or have any grounds to know after due inquiry, of any basis for any litigation, proceeding or investigation which would affect the Option Agreement or the Properties;

(i)

the Shares will be “restricted securities” within the meaning of the Securities Act and will be issued to the Assignor in accordance with Regulation S of the Securities Act. Any certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(j)	the Parent is not a “U.S. Person” as defined by Regulation S of the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. Person;

(k)	the Parent is acquiring the Shares for investment purposes, only, with no present intention of dividing its interest with others or reselling or otherwise disposing of any or all of the Shares; and

(l)	the Parent was not in the United States at the time the offer to acquire the Shares was received.

REPRESENTATIONS AND WARRANTIES SURVIVE

5. The representations and warranties of the Assignor shall survive the completion of the assignment of the Option Agreement. The Assignor agrees to indemnify the Assignee against any loss or damage sustained by the Assignee, directly or indirectly, by reason of a breach of any of the Assignor’s warranties or representations. The Assignor acknowledges that the Assignee has entered into this Agreement relying on such warranties and representations, and no information which is now known or which may hereafter become known to the Assignee or its officers, directors or professional advisors, will limit or extinguish the right to indemnify hereunder.

ASSIGNEE’S REPRESENTATIONS AND WARRANTIES

6. The Assignee represents and warrants to and covenants with the Assignor that:

(a)	the Assignee has full corporate power and capacity to enter into this Agreement and this Agreement has been validly authorized, executed and delivered by the Assignee;

(b)

the entering into and the performance of this Agreement and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the constating documents of the Assignee, any shareholders’ or directors’ resolutions, or of any indenture, other agreement, written or oral, to which the Assignee may be bound or to which it may be subject, or any judgment, decree, order, rule or regulation of any court or administrative body by which the Assignee is bound, or any statute or regulation applicable to the Assignee;

(c)

there is no litigation, proceeding or investigation pending or threatened against the Assigne nor does the Assignee know, or have any grounds to know after due inquiry, of any basis for any litigation, proceeding or investigation which would affect the value of the Shares;

(d)

upon their issuance, the Shares will be validly issued to the Assignor as fully paid and non-assessable shares in the capital of the Assignee, free and clear of all liens, charges, adverse interests or restrictions on resale other than pursuant to applicable securities laws;

(e)	the Assignee is a "registrant" in the United States of America within the meaning of securities laws therein and is not in default of any applicable laws; and

(f)	the common shares of the Assignee are quoted on the OTC Bulletin Board and are not listed or quoted on any other stock exchange.

CLOSING

7. Closing will take place on the fourth business day following execution of this agreement.

Closing will be conditional on the representations set out in paragraph 4 continuing to be true on Closing.

At the Closing the Assignor shall deliver to the Assignee a document executed by the Vendors acknowledging the Assignment and confirming that the Option Agreement is in good standing.

At the Closing the Assignee will deliver to the Parent the certificate representing the Shares.

FURTHER ACTS

8. The parties shall do such further and other acts and execute such further and other documents as may be necessary to carry out the true intent and purposes of this Agreement fully and effectively.

NOTICE

9. Any notice required to be given under this Agreement shall be in writing and addressed to the parties as hereinbefore set out and may be delivered or faxed. Any notice given as aforesaid shall be deemed to have been received, if delivered, when delivered or, if faxed, on the business day after the date of faxing.

ENUREMENT

10. This Agreement shall enure to the benefit of and be binding upon the parties, their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PORTAL RESOURCES US INC.

/s/ David Hottman
By Its Authorized Signatory

PORTAL RESOURCES LTD.

/s/ David Hottman
By Its Authorized Signatory

PENGRAM CORPORATION

/s/ Richard W. Donaldson
By Its Authorized Signatory

SCHEDULE ‘A’

Agreement dated August 28, 2008 among Portal Resources U.S. Inc.
Claremont Nevada Mines LLC , Scoonover Exploration LLC and JR Exploration LLC

PORTAL
RESOURCES LTD.

August 28, 2008

Claremont Nevada Mines LLC
- and -
Scoonover Exploration LLC
P.O. Box 2021
Elko, Nevada
89803 USA

Attention: E.L. "Buster" Hunsaker III

JR Exploration LLC
9078 S. Jordan Oaks
Sandy, Utah
84070 USA

Attention: Rick Everson

Dear Sirs:

Option – Golden Snow Project, Fish Project and CPG Project

This letter agreement sets out the terms under which Claremont Nevada Mines LLC (**"Claremont"**), Scoonover Exploration LLC (**"Scoonover"**) and JR Exploration LLC (together with Claremont and Scoonover, the **"Vendors"**) have agreed to grant to Portal Resources US Inc. (**"Portal"**) an option to acquire a 100% legal and beneficial interest (the **"Option"**) in and to the following mineral claims (collectively, the **"Properties"**):

(a) the OW and EP claims known as the Golden Snow Project in Eureka County, Nevada, as set forth in Schedule A hereto;

(b) the claims known as the Fish Project in Esmeralda County, Nevada, as set forth in Schedule B hereto; and

(c) the CPG claims known as the CPG Project in Mineral County, Nevada, as set forth in Schedule C hereto.

This letter agreement (the **"Agreement"**), when executed and delivered by the parties hereto, is intended to be binding and enforceable on them until superseded by a formal agreement. Each party hereto enters into this agreement for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party.

1. **Grant and exercise of Option**

1.1 **Grant of Option** – The Vendors hereby grant to Portal the exclusive right and option to earn a 100% legal and beneficial interest in the Properties, upon and subject to the terms and conditions set forth in this Agreement.

1.2 **Payments to earn 100% Interest** – In order to maintain the Option in good standing and to earn a 100% legal and beneficial interest in the Properties, Portal must:

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(a) pay to Claremont the following as advance royalty payments:

(i) on or before the first anniversary of the date of execution of this Agreement (the "**Execution Date**"), $10,000;

(ii) on or before the second anniversary of the Execution Date, $15,000;

(iii) on or before the third anniversary of the Execution Date, $20,000;

(iv) on or before the fourth anniversary of the Execution Date, $25,000; and

(v) on or before the fifth anniversary of the Execution Date, and each subsequent anniversary date of the Execution Date that occurs during the Option Term (as defined in section 5.1), $30,000;

(b) pay to Claremont, on or before September 1, 2008, the United States Federal Bureau of Land Management and applicable County maintenance and claim fees in respect of the claims comprising the Properties, which fees amount to an aggregate of $28,848 as detailed in Schedule D hereto (the "**2008 Claim Fees**"), and to pay and file directly with the relevant government authority on or before September 1 of each subsequent year during the Option Term such maintenance and claim fees in respect of the claims comprising the Properties that remain subject to this Agreement in order to keep such claims in good standing; and

(c) pay to Claremont during the Option Term, $1,000 in conjunction with the delivery by Portal to Claremont of:

(i) a copy of a mine plan of operations in respect of any of the Properties, which is approved by the lead government agency having responsibility for such approval; or

(ii) a final feasibility study in respect of any of the Properties, which is approved by Portal's management.

Subject to section 1.3, in the event that Portal does not satisfy all of the payments and requirements within the time periods set out above, then all legal and beneficial interest in and to the Properties will remain with the Vendors, Portal will have no further claim on the Properties and this Agreement shall terminate and be of no further force or effect.

1.3 **Abandonment of claims** – Following September 1, 2008 and during the Option Term, Portal may elect to abandon and cease to maintain any of the claims comprising any of the Properties (including any individual claim or claims) ("**Abandoned Claims**") by giving the Vendors at least 30 days' notice before the expiration date of the applicable Abandoned Claims, such notice to state that Portal no longer desires the Abandoned Claims to be subject to the Option and the terms of this Agreement. The abandonment of any claims by Portal pursuant to this section 1.3 shall not have any affect on Portal's Option in respect of the remaining claims comprising the Properties under this Agreement. Upon request by the Vendors, Portal will deliver to the Vendors a duly executed quit claim, in form and content satisfactory to the Vendors acting reasonably, in respect of any Abandoned Claims.

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1.4 **Return of 2008 Claim Fees** – In the event Portal gives notice to Claremont within 90 days of the Execution Date that Portal is not satisfied with the results of its due diligence on the status of title to the Properties, this Agreement shall be terminated and Claremont shall forthwith refund to Portal the 2008 Claim Fees paid by Portal without interest or deduction.

1.5 **Acquisition of Properties / Royalty** – When Portal has made the payments to Claremont and satisfied the terms of section 1.2(a), (b) and (c), Portal shall be deemed to have exercised the Option and to have acquired from the Vendors a 100% legal and beneficial interest in all the claims comprising the Properties that remain subject to this Agreement (including, for greater certainty, any such claims that are not subject to the mine plan of operations or feasibility study contemplated by section 1.2(c)), free and clear of all encumbrances and charges of whatsoever kind, provided that the Vendors shall reserve a 3% net smelter returns royalty (the **"Royalty"**) in respect of such claims. Portal shall have the right at any time to purchase up to 2% of the Royalty (thereby reducing it to a 1% net smelter returns royalty) for $500,000 per 1% of the Royalty. The payments made to Claremont pursuant to section 1.2(a) shall be credited against any future payments required under the Royalty.

1.6 **Transfer of Interest** – Promptly after the exercise of the Option by Portal, the Vendors shall deliver to Portal duly executed instruments of transfer and such other documentation as may reasonably be required to transfer title in and to the claims comprising the Properties that remain subject to this Agreement to Portal, free and clear of all encumbrances and charges of whatsoever kind, other than the Royalty. Portal shall be responsible for all applicable property transfer taxes and other transfer costs and fees relating to the transfer of such claims from the Vendors to Portal.

1.7 **No obligation to exercise** – Nothing in this Agreement shall obligate Portal to exercise the Option or to incur any exploration expenses. Portal may at any time terminate the Option and its obligations hereunder on giving 60 days' written notice to Claremont.

1.8 **Registration prior to exercise** – At any time prior to the date that the Option is deemed to be exercised, Portal shall be entitled to register this Agreement on title to the Properties.

2. <u>Conditions precedent</u>

2.1 **Exchange acceptance** – The respective rights and obligations of Portal and the Vendors hereunder are subject to acceptance by the Exchange of any and all filings required to be made with the TSX Venture Exchange in respect of this Agreement and/or the subject matter hereof.

2.2 **Obligation of Portal** – Portal agrees to use its commercially reasonable efforts to expeditiously seek and obtain any required acceptance under section 2.1 on or before September 30, 2008. In the event that Portal has not obtained any such required acceptance on or before September 30, 2008, this Agreement shall terminate and be of no further force or effect.

3. <u>Representations, Warranties and Covenants</u>

3.1 **By the Vendors** – The Vendors hereby represent, warrant and covenant to Portal as follows with respect to the Properties and this Agreement, and acknowledge that Portal is relying on such representations, warranties and covenants in entering into this Agreement:

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(a) each of the Vendors is a company duly incorporated, validly existing and in good standing in its jurisdiction of incorporation;

(b) the execution and delivery of this Agreement and completion by each Vendor of its obligations contained herein have been duly and validly authorized and this Agreement constitutes a valid and binding agreement on the part of each Vendor, enforceable against it in accordance with its terms;

(c) the entering into of this Agreement does not conflict with any applicable laws or with the Vendors' charter documents nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which any Vendor is party or by which it is bound;

(d) the Vendors are the legal and beneficial owners of a 100% interest in the Properties in the manner set forth in Schedule A, B and C hereto, subject to the paramount title of the United States;

(e) the Vendors have good and marketable title to the Properties in the manner set forth in Schedule A, B and C hereto, subject to the paramount title of the United States, and the Properties are free and clear of all claims, encumbrances and liens, including royalties;

(f) the claims comprising the Properties are valid and good standing under the mining laws of the United States and the State of Nevada, the Vendors' are not in default of any obligations pursuant to the Properties, and there are no deficiencies pursuant to the filing, recording and maintenance of the Properties;

(g) there is no adverse claim or challenge against or to the Vendors' ownership of the Properties nor, to the best of the Vendors' knowledge, is there any basis therefor, and there are no outstanding agreements or options, or any right capable of becoming such an arrangement or option, to acquire or purchase the Properties or any portion thereof and no person or company other than the Vendors has any proprietary or possessory interest in the Properties;

(h) there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or expenditures with respect to the Properties and the conduct of operations related thereto, the Vendors have not received any notice of the same and the Vendors are not aware of any basis on which any such orders or directions could be made;

(i) each of the Vendors has complied with all applicable laws, statutes, bylaws, decrees, rulings, orders, judgments and regulations relating to the work it has conducted in respect of the Properties, including environmental laws;

(j) each of the Vendors acknowledges that all material knowledge, information and data in its possession concerning the Properties will be conveyed to Portal as soon as practicable following the Execution Date; and

(k) each of the Vendors has the right and full corporate power and authority to enter into this Agreement and to perform all of its obligations contemplated herein, including, without limitation, the granting of the Option to Portal to earn a 100%

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legal and beneficial interest in and to the Properties; the transfer of legal and beneficial ownership of the Properties to Portal upon Portal exercising the Option, as contemplated in this Agreement; the disclosure of information to Portal and its representatives and advisors with respect to the Properties; and the commitment of the Properties to the terms of this Agreement.

3.2 **By Portal** - Portal represents, warrants and covenants to the Vendors as follows with respect to this Agreement, and acknowledges that the Vendors are relying on such representations, warranties and covenants in entering into this Agreement:

(a) Portal is a company duly incorporated, validly existing and in good standing in its jurisdiction of incorporation;

(b) the execution and delivery of this Agreement and completion by Portal of its obligations contained herein have been duly and validly authorized and this Agreement constitutes a valid and binding agreement on the part of Portal, enforceable against it in accordance with its terms;

(c) Portal has full corporate power and authority to enter into this Agreement;

(d) the entering into of this Agreement does not conflict with any applicable laws or with the Portal's charter documents nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which Portal is party or by which it is bound; and

(e) Portal is eligible to acquire and hold mineral dispositions in the jurisdiction in which the Properties are situated.

3.3 **Covenants of Vendors** – Each of the Vendors covenants and agrees with Portal that, until such time as the Option has been exercised or terminated, it will:

(a) not sell, transfer or dispose of or create any mortgage, pledge, waiver or other encumbrance or a security interest on or in respect of the whole or any material part of the Properties;

(b) allow Portal access to all reports, maps, sections, drill logs, assay results, studies, technical data and other information in its possession, whether in paper or electronic form, in respect of the Properties;

(c) provide to Portal copies of all correspondence with or from the mining recorder pertaining to mineral tenure or assessment work in respect of the Properties; and

(d) defend, indemnify and save harmless Portal from and against all suits, claims, demands, losses and expenses that directly or indirectly arise as a result of the Vendor's activities or omissions on the Properties.

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4. Exclusive rights to Properties

4.1 **Rights granted to Portal** – During the Option Term, Portal and its employees, agents and any other persons authorized by Portal, shall have the sole and exclusive right to, to the extent permitted by applicable law, rules and regulations:

(a) enter upon the Properties;

(b) have exclusive and quiet possession thereof;

(c) do such prospecting, exploration, development or other mining work thereon and thereunder as Portal in its sole discretion may consider advisable;

(d) bring upon and erect upon the Properties such mining facilities as Portal may consider advisable; and

(e) remove from the Properties and sell or otherwise dispose of reasonable quantities of any minerals or mining products derived therefrom, for the purpose of obtaining assays or conducting other metallurgical tests.

4.2 **Responsibilities** – All work by Portal will be carried out in compliance with all applicable laws and regulations and in a professional and workmanlike manner, with Portal responsible for obtaining all required exploration and environmental permits as well as agreements with owners of the surface rights to gain access to carry out the required exploration programs. The Vendors will cooperate with Portal in its applications for approvals, licenses and permits. Portal will defend, indemnify and save harmless the Vendors from and against all suits, claims, demands, losses and expenses that directly or indirectly arise as a result of Portal's activities or omissions on the Properties during the Option Term.

5. Term and Termination of Option

5.1 **Term of Option** – This Agreement and the term of the Option shall continue following the Execution Date for a period of ten (10) years thereafter (the "**Initial Term**"), provided that Portal may elect to renew the term of the Option for an additional ten (10) year period (together with the Initial Term, the "**Option Term**") by providing at least 60 days' written notice to Claremont prior to the expiration of the Initial Term.

5.2 **Termination** – The Option and this Agreement shall terminate:

(a) in accordance with section 1.4 or 1.7;

(b) on the date the parties mutually agree to terminate this Agreement; or

(c) subject to section 5.4, if Portal fails to pay an amount when required to do so under section 1.2.

5.3 **Termination by Claremont** – Claremont shall have the right to terminate the Option and this Agreement before Portal exercises the Option under the following circumstances:

(a) in the event of a material breach by Portal of its covenants contained in this Agreement or the representations and warranties contained in this Agreement; or

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(b) forthwith if Portal shall generally not pay its debts as such debts become due or Portal shall admit in writing its inability to pay its debts generally as such debts become due or if Portal shall make a general assignment for the benefit of creditors or if any proceedings shall be instituted by or against Portal under any bankruptcy, insolvency or similar law.

Except as set forth in section 1.4, a termination of the Option and this Agreement by Claremont shall not entitle Portal to reimbursement of any amounts paid to Claremont or relieve it of any obligations or liabilities arising hereunder prior to the time of termination.

5.4 **Right to cure defaults** – Notwithstanding any other provision of this Agreement, Claremont shall not have the right to terminate the Option unless:

(a) it has first given to Portal written notice of default containing particulars of the default; and

(b) Portal has not, within 30 days following receipt of such notice of default, cured such default or, if such default is caused by actions of a person who is not a party to this Agreement and cannot be cured in 30 days, taken action to cure such default and is diligently pursuing such cure;

provided that, if Portal fails to cure or pursue a cure of any default, Claremont may thereafter terminate this Agreement by notice in writing.

5.5 **Quit claim** – If the Option and this Agreement are terminated, Portal shall forthwith deliver to Claremont a duly executed, notarized release and quit claim, in form and content satisfactory to Claremont acting reasonably, with respect to the Vendors' rights in respect of the Option and this Agreement.

5.6 **Return of information** – Within 60 days of termination of the Option and this Agreement, Portal shall deliver to Claremont, at no cost to Claremont, all maps, reports, surveys and assays, drill core samples and other results of surveys and drilling and all other reports of information provided to Portal by the Vendors or obtained by Portal in the course of its work on the Properties.

6. General

6.1 **Public statements** – Except as otherwise required by law, the parties shall make no public pronouncements concerning the terms of this Agreement without the express prior written consent of the other parties, such consent not to be unreasonably withheld. In the event that a party wishes to make a news release or public statement with respect to the terms of this Agreement, it shall first provide the other party with a draft copy of such release or statement for review and comment, provided that Portal shall only be required to provide a copy of such news release to Claremont. If the other party fails to comment on the release within two (2) business days of receipt, it shall be deemed to have waived its rights under this section 6.1.

6.2 **Force majeure** – The obligations of the parties hereto and the time frames established in this Agreement shall be suspended to the extent and for the period that performance is prevented by any cause beyond a party's reasonable control, whether foreseeable or unforeseeable, including, without limitation, labour disputes, acts of God, laws, regulations, orders, proclamations or requests of any governmental authority, inability to obtain on

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reasonable terms required permits, licenses, or other authorizations, inability to obtain equipment and qualified operating crews, or any other matter similar to the above.

6.3 **Notices** – Any notice required or permitted to be given under this Agreement shall be in writing and delivered by registered mail, fax transmission, courier or by hand, in each case addressed to the intended recipient as follows:

Portal Resources US Inc. c/o Portal Resources Ltd. #750 – 625 Howe Street Vancouver, British Columbia V6C 2T6 Attention: President and CEO Fax: 604-629-1930	Claremont Nevada Mines LLC Scoonover Exploration LLC P.O. Box 2021 Elko, Nevada 89803 USA Attention: President Fax: 775-313-9816	JR Exploration LLC 9078 S. Jordan Oaks Sandy, Utah 84070 USA Attention: President Fax: 801-743-0300

6.4 **Governing law** – This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, USA and the courts of Nevada shall have jurisdiction over any disputes relating thereto.

6.5 **Assignment** – None of the Vendors shall assign or transfer this Agreement and its rights hereunder without the prior written approval of Portal, such approval not to be unreasonably withheld. Portal shall be entitled to assign this Agreement and its rights hereunder to a third party provided that such third party agrees to be bound by the provisions hereof and to assume the obligations hereunder to the extent of the interest so assigned or transferred and as fully as if such assignee had been a signatory hereto.

6.6 **Currency** – All dollar amounts in this Agreement are expressed in United States currency unless otherwise specified.

6.7 **Binding agreement and negotiation of formal agreement** – It is understood and agreed that this Agreement shall be a binding and enforceable agreement as of the Execution Date, but it also contemplates the execution of a formal agreement, the terms of which will be prepared based on the terms set forth in this Agreement. The parties contemplate that the terms set forth in this Agreement will be set forth in greater detail and specificity in the formal agreement, consistent with the terms hereof and the parties agree to use reasonable commercial efforts to negotiate and enter into such formal agreement to replace this Agreement within 90 days following the Execution Date. If, for any reason, the formal agreement is not executed within 90 days or if the parties determine that a formal agreement is not required until a later date, this Agreement will continue in full force and effect until such time as it may be replaced by the formal agreement.

[Balance of page left intentionally blank]

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6.8 **Execution in counterpart** – This Agreement may be executed in counterparts, each of which may be delivered by facsimile or other electronic means. Each executed counterpart shall be deemed to be an original and all such counterparts when read together will constitute one and the same instrument.

If the terms of this Agreement are acceptable to the Vendors, please indicate your acceptance by signing the Agreement in the space indicated below and returning an executed copy of the letter to the undersigned.

Yours truly,

[PORTAL RESOURCES U.S. INC.]

____

Name:
Title:

The foregoing is hereby acknowledged and agreed this ___ day of August, 2008.

SCOONOVER EXPLORATION LLC

____

Name:
Title:

The foregoing is hereby acknowledged and agreed this 28th day of August, 2008.

CLAREMONT NEVADA MINES LLC

[signature]

Name: E. L. Hunsaker III
Title: President

The foregoing is hereby acknowledged and agreed this ___ day of August, 2008.

JR EXPLORATION LLC

____

Name:
Title:

SCHEDULE A

List of Claims comprising the Golden Snow Project

The Golden Snow project is comprised of 83 OW Claims owned and controlled by Scoonover Exploration LLC and the EP Claims are owned and controlled by JR Exploration LLC and are located in the Eureka Mining District in Eureka County Nevada. The claims are located in T17N, R53E, Sections 9, 10, 11, 14, 14, 15, 16, 22, and 23.

Claim Name	County	County Number	NMC Number
OW 1	Eureka		922819
OW 2	Eureka		922820
OW 3	Eureka		922821
OW 4	Eureka		922822
OW 5	Eureka		922823
OW 6	Eureka		922824
OW 8	Eureka		922826
OW 9	Eureka		922827
OW 10	Eureka		922828
OW 11	Eureka		922829
OW 12	Eureka		922830
OW 13	Eureka		922831
OW 14	Eureka		922832
OW 15	Eureka		922833
OW 16	Eureka		922834
OW 17	Eureka		922835
OW 18	Eureka		922836
OW 19	Eureka		922837
OW 20	Eureka		922838
OW 21	Eureka		922839
OW 22	Eureka		922840
OW 23	Eureka		922841
OW 24	Eureka		922842
OW 25	Eureka		922843
OW 26	Eureka		922844
OW 27	Eureka		922845
OW 28	Eureka		922846
OW 29	Eureka		922847
OW 30	Eureka		922848
OW 31	Eureka		922849
OW 32	Eureka		922850
OW 33	Eureka		922851
OW 34	Eureka		922852
OW 35	Eureka		922853
OW 36	Eureka		922854
OW 37	Eureka		922855
OW 38	Eureka		922856
OW 39	Eureka		922857
OW 40	Eureka		922858